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[LOGO OF SACCO SWEENEY LLP APPEARS HERE]
 CERTIFIED PUBLIC ACCOUNTANTS

     Suite 201, Baederwood Office Plaza, 1653 The Fairway, Jenkintown, PA
                   19046 - (215)885-1660 - Fax (215)885-7545

                               October 15, 1996


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

    Re:  Elcom Technologies Corporation

Dear Sir/Madam:

    Please be advised that we have read the registration statement to be filed by Elcom Technologies Corporation in connection with its initial public offering of common stock. We specifically focused on the disclosures relating to this Firm under the caption "Experts." We agree with the statements made by Elcom under the caption "Experts". We consent to the filing of this letter as an exhibit to the registration statement.

                                     Very truly yours,
                                     Sacco Sweeney LLP


                                     /s/ Angelo Sacco
                                     ----------------------
                                     ANGELO SACCO, Partner